EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated August 1, 1997, with respect to the financial statements of Martha Stewart Living (a wholly owned operation of Time Inc.) as of December 31, 1996 and for the year then ended included in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-84001), in the Registration Statement on Form S-8 of Martha Stewart Living Omnimedia, Inc. for the registration of Class A Common Stock.

                                           ERNST & YOUNG LLP

New York, New York

October 14, 1999